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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 3, 2000


                               AVOCENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                     000-30575                91-2032368
(State of Incorporation)     (Commission File Number)    (I.R.S. Employer
                                                          Identification No.)


                               4912 RESEARCH DRIVE
                            HUNTSVILLE, ALABAMA 35805
               (Address of Principal Executive Offices / Zip Code)


                                 (205) 430-4000
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

                  Pursuant to the terms and conditions of a Plan and Agreement of Merger, entered into as of November 3, 2000, by and among Registrant, Blue Marlin Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of Registrant (the "Subsidiary"), Equinox Systems Inc., a Florida corporation ("Equinox"), the respective Board of Directors of Registrant, Subsidiary and Equinox have approved the merger of the Subsidiary with and into Equinox (the "Merger") whereby each issued and outstanding share of Equinox common stock, par value $0.01 per share (the "Equinox Common Stock") not owned directly or indirectly by Equinox, will be converted into the right to receive from Registrant at the effective time, which is estimated to be fourth quarter, 2000 or first quarter, 2001, an amount equal to $9.75 for each share of Equinox Common Stock. The acquisition, which is valued at approximately $53 million, will be accounted for as a purchase and is not expected to be dilutive.

                  Equinox is listed and trades on the NASDAQ stock exchange under the symbol EQNX. Equinox designs and markets low-cost server-based communications products with estimated sales for calendar year 1999 of approximately US $31,735,000. Equinox products add high-performance serial communications ports to servers so that they can be used for Server-based applications such as Internet access, commercial point-of-sale and industrial automation. The Company's products are comprised of a combination of Equinox-designed ASIC (application specific integrated circuit) hardware, Equinox-designed driver software and Equinox-designed management software. Equinox operates exclusively in a single business segment and sells its products primarily through a worldwide, two-tier distribution channel under the Equinox brand name. Equinox's distributors, including Ingram Micro and Tech Data, resell Equinox products to system integrators and value-added resellers ("VARs"). These integrators and VARs typically incorporate Equinox's products into servers along with other hardware and software and sell the combination to end-users. Equinox also builds custom versions of its products for original equipment manufacturers such as IBM, Hewlett Packard, AT&T, NCR and Unisys which incorporate the products into their own servers or offer the products as options to their servers and sell them under their "private label" brand name.

                  The Merger is subject to Equinox stockholder approval, customary regulatory approvals, and the execution of an acceptable employment agreement by William A. Dambrackas, Equinox's Founder and current Chairman and Chief Executive Officer. Mr. Dambrackas will be employed by Registrant and will be responsible for overseeing the operations of the surviving corporation. Mr. Dambrackas had no material relationship with Registrant or the Subsidiary prior to the Merger.

                  The Merger will be funded by Registrant from its available cash. The consideration was determined through negotiations among Registrant and Equinox.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired. It is impractical to provide financial statements related to the transactions described herein at the time. If required, such financial statements will be filed within sixty (60) days of the date of the filing of this From 8-K Current Report.
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         (b)      Pro Forma Financial Information. If required, such pro forma financial statements will be filed within sixty (60) days of the date of the filing of this From 8-K Current Report.

         (c)      Exhibits.

                  2.1 Plan and Agreement of Merger dated November 3, 2000, among Registrant, Subsidiary, and Equinox.

THE REGISTRANT UNDERTAKES TO FURNISH SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST A COPY OF ANY EXHIBIT OR SCHEDULE TO THE PLAN AND AGREEMENT OF MERGER.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AVOCENT CORPORATION



Dated: November 18, 2000     By: /s/ Doyle C. Weeks
                                 ----------------------------------------------
                                 Doyle C. Weeks
                                 Executive Vice President
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                                  EXHIBIT INDEX

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Plan and Agreement of Merger dated November 3, 2000, among...................    4
Registrant, Subsidiary, and Equinox
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